                                                                   EXHIBIT 10.22






                                 LEASE AGREEMENT



                                       FOR



                               158 WEST YARD ROAD
                               BETHLEHEM, NEW YORK



                                     BETWEEN



                             SELKIRK VENTURES, LLC.


                                       AND




                             DAISYTEK, INCORPORATED

                                TABLE OF CONTENTS

PARAGRAPH                                                                   PAGE
---------                                                                   ----
1. Term                                                                        1
2. Renewal Term                                                                1
3. Rental                                                                      2
4. Condition of Premises                                                       4
5. Expansion                                                                   4
6. Utilities                                                                   6
7. Additional Rent; Taxes and Insurance                                        7
8. Operating Expenses                                                          8
9. Lessee Compliance with Laws and Maintenance                                11
10. Use                                                                       12
11. Repairs and Maintenance                                                   12
12. Alterations and Liens                                                     12
13. Entry and Inspection                                                      14
14. Subletting and Assignment                                                 14
15. Liability and Insurance                                                   15
16. Default                                                                   16
17. Holding Over                                                              17
18. Excusable Delay                                                           17
19. Destruction                                                               18
20. Condemnation                                                              18
21. Sale of Premises                                                          19
22. Estoppel                                                                  19
23. Subordination                                                             19
24. Signs                                                                     20
25. Entire Agreement; Waiver                                                  20
26. Notice                                                                    21
27. Financials                                                                21
28. Brokerage                                                                 21
29. Contingency                                                               21
30. Miscellaneous                                                             21
31. Guaranty of Lease                                                         22

Exhibit A - Demised Premises                                                  24
Exhibit B - Supplemental Agreement                                            25
Exhibit C - Lessee Improvements                                               26
Exhibit D - Supplemental Agreement                                            31
Exhibit E - PILOT Terms                                                       33
Exhibit F - Subordination, Non-Disturbance and Attornment Agreement           34
Exhibit G - Guaranty                                                          39

                                 LEASE AGREEMENT


      THIS LEASE AGREEMENT (the "Lease") made as of the 15th day of March, 2002, between SELKIRK VENTURES, LLC, a New York corporation, having an office at 695 Rotterdam Industrial Park, Schenectady, New York 12306, hereinafter referred to as the "Lessor" and DAISYTEK, INCORPORATED., a Delaware corporation authorized to do business in New York State which has a business office at 1025 Central Expressway South, Allen, Texas 75013, hereinafter referred to as the "Lessee".

      WITNESSETH that the Lessor hereby leases to the Lessee and the Lessee hereby hires and takes from the Lessor those premises described as 158 West Yard Road, Town of Bethlehem, County of Albany, New York consisting of approximately thirty four (34) acres of land on which is constructed an approximately three hundred fifty thousand (350,000) square foot warehouse building (the "Building") and a one hundred (100) car surface parking area surrounding such Building, as shown on the map attached hereto and made a part hereof, as Exhibit A and made a part hereof (hereinafter referred to as the "Demised Premises" or sometimes the "Real Property") upon the terms and conditions hereinafter set forth, and the Lessee does hereby covenant with the Lessor as follows:

1. TERM. Lessee shall lease the Demised Premises for an initial term of approximately ten (10) years ("Initial Term") commencing on the Commencement Date (hereinafter defined), subject to extension of the Initial Term pursuant to Paragraph 5 of this Lease, extensions provided in Paragraph 2 of this Lease and earlier termination as hereinafter provided. The Initial Term shall expire on the last day of the calendar month in which the tenth (10th ) anniversary of the Commencement Date occurs. Promptly after the Commencement Date occurs, the parties shall enter into a Supplemental Agreement, in the form marked Exhibit D, setting forth the commencement and expiration dates of the Initial Term. The word "Term" and the words "Term of the Lease" shall mean the Initial Term and any Extension Term (as hereinafter defined) which may become effective.

2. RENEWAL TERM. Lessee is hereby granted three (3) successive options (each an "Extension Term" and collectively, the "Extension Terms") to extend the term of this Lease upon the following terms and conditions:

      (A) At the time of the exercise of option to extend and at all times after said exercise and prior to the time of said extension, the Lessee shall not be in default of any provision of this Lease beyond applicable cure periods.

      (B) Daisytek, Incorporated. or a Permitted Assignee (hereinafter defined) is itself in occupancy of and conducting its business in the whole of the Demised Premises in accordance with the terms of the Lease.

      (C) Notice of the exercise of the first option shall be received by the Lessor in writing at least three hundred sixty five (365) calendar days before the expiration of the Initial Term and, in the case of the second option or third option, at least three hundred sixty five (365) days prior to the expiration of the first option or second option period, respectively.

      (D) Each Extension Term shall be for the term of five (5) years commencing at the expiration of the Initial Term, and all of the terms and conditions of this Lease, other than the base rent, shall apply during any such Extension Term (except that there shall be no additional Extension Terms).

      (E) The Base Rent (as hereinafter defined) payable by Lessee to Lessor for each Extension Term shall be one hundred and ten (110%) percent of the Base Rent applicable during the Initial Term, in the case of the first Extension Term, or the Base Rent applicable during the then immediately preceding Extension Term in the case of the second and third Extension Terms.

3. RENTAL: As rental for the Demised Premises (sometimes hereinafter referred to as "Base Rent" or "Rent"), the Lessee hereby agrees to pay the Lessor, without deduction, setoff, prior notice or demand, the sums as outlined in Exhibit B - Rental and Term Schedule, attached hereto and made a part hereof, in advance on the Commencement Date and thereafter on the first day of each and every month, said Rent to be paid to the Lessor by good check mailed to Lessor at P.O. Box 98, Guilderland Center, New York 12085 or delivered to Lessor's offices at 695 Rotterdam Industrial Park, Schenectady, New York, or at such other place or places as the Lessor may from time to time direct. The Lessee shall pay the first and last month's installment of Base Rent on the signing of this Lease by Lessee. The Lessee shall pay a "late charge" of one and one-half (1.5%) percent per month from the due date if any installment of Rent or Additional Rent (as hereinafter defined) shall be received by Lessor more than five (5) business days after its due date. Nothing herein contained shall be deemed to limit any right or remedy which the Lessor may have under this Lease, at law or in equity.

4. CONDITION OF PREMISES; CONSTRUCTION; LESSEE WORK: (A) . The Lessor shall, at its own cost and expense, make those repairs and additions to the Demised Premises, as more particularly described on Exhibit "C" attached hereto and made a part hereof ("Lessee Improvements"). Lessor shall make all commercially reasonable efforts to reach Substantial Completion of Lessee Improvements by July 1, 2002 (the "Target Completion Date"), but this date may be extended for delays in construction resulting from causes beyond the reasonable control of the Lessor and Lessee Delays (hereinafter defined), and, in such event, the Lessor shall not be liable in damages to Lessee for failure to substantially complete the construction of the Lessee Improvements by the Targeted Completion Date. In such event, then the date for payment of rent covenanted and reserved to be paid herein shall be put off by one day for each extra day Lessor requires to substantially complete the Premises. Notwithstanding anything to the contrary contained herein, in the event the Lessee Improvements shall not be Substantially Completed (as hereinafter defined) by August 1, 2002, then Lessee shall be entitled to an abatement of rent equal to two days for each day after August 1, 2002 that the Lessor shall not have Substantially Completed the Lessee Improvements until Lessor shall have Substantially Completed the Lessee Improvements, provided, the Lessee shall not then be in default under the terms of the Lease and provided further that Lessor's failure to cause the Lessee Improvements to be Substantially Completed by August 1, 2002 (the "Outside Completion Date") shall not have been caused as a result of Lessee Delays. In the event the Lessor shall not have Substantially Completed the Lessee Improvements by the Outside Completion Date as a result of any Lessee Delay, then the Lessee's right to an abatement of rent as provided in the preceding sentence shall be put off by one day for each day Substantial Completion shall not have been achieved by the Outside Completion Date due in any part to a Lessee Delay.

      (B) Promptly after the later to occur of (i) acquisition of title to the Real Property by Lessor or (ii) completion of the plans and specifications approved by the Lessor and the Lessee, Lessor shall commence and proceed with due diligence, to construct the Premises in accordance with the said approved plans and specifications. The Demised Premises shall be constructed with materials of the standard type, brand and quality generally used by Lessor for leasehold warehouse construction. Lessor shall also obtain all licenses (except all licenses and approvals required by the Lessee to operate its business from the Demised Premises), temporary and permanent certificates of occupancy and other governmental approvals required to permit the use and occupancy of the Premises in accordance with this Lease.

      (C) During the course of construction of the Lessee Improvements, the Lessee, its agents, employees and contractors, may enter upon the Demised Premises at all reasonable times for the purposes of inspection and, upon notice by Lessor to Lessee (which is currently targeted for approximately twenty (20) days after Lessor shall have commenced the construction of the Lessee Improvements), for the purpose of installing improvements, fixtures (including without limitation racking systems) and other equipment without being deemed thereby to have taken possession. It is understood by the parties hereto that Lessee's fixturing shall take place during the course of construction of the Lessee Improvements on a staggered basis as and when Lessor shall complete each portion of Lessee Improvement. In the event (i) the Lessee or its agents or contractors shall enter the Demised Premises for the purpose of inspecting, preparing for, or installing Lessee's fixtures, improvements or equipment at any time other than when the Lessors' contractors are constructing the Lessee's Improvements or (ii) any act on the part of the Lessee or its agents or contractors shall cause directly or indirectly any increase of the Lessor's insurance expense as reasonably documented by Lessor or (iii) any act on the part of the Lessee or its agents or contractors shall cause directly or indirectly excessive charges of electric power, heating, air-conditioning, water or sewer as reasonably documented by Lessor. Lessee shall be responsible for any such extra utility consumption, clean up costs, and increased insurance, inventory coverage and indemnity coverage, computed using a method mutually agreeable to Lessor and Lessee. All contractors entering the Demised Premises at the request of Lessee shall name the Lessor as an additional insured on their insurance and furnish Lessor with a copy of same prior to commencing any work therein. Lessee shall have no obligation to inspect any portion of Lessee Improvements under construction but shall promptly bring to Lessor's attention any deficiencies in construction which come to Lessee's attention. In the event Lessee shall reject any portion of Lessee Improvements as not conforming to the requirements of this Lease, Lessor shall promptly correct same at Lessor's expense. Lessee agrees that during said period of fixturing (a) Lessor shall have no liability to Lessee for damage to any property of Lessee stored on the Premises except for damages caused by acts or omissions of Lessor's or its employees, contractors or agents, (b) Lessee shall not unreasonably interfere with Lessor's construction work on the Demised Premises, and (c) Lessee shall indemnify Lessor and hold Lessor harmless from and against any claims, losses, damages and expenses arising out of the acts or omissions of Lessee's or its employees or agents in the Premises. Any such prior entrance to the Demised Premises shall be at the Lessee's sole risk.

      (D) Lessee will give full cooperation in having available at the job those persons who are necessary to settle problems arising out of job conditions. Prior to commencing construction, Lessee shall designate one or more representatives who shall have authority to bind Lessee as to all construction-related matters including, without limitation, construction schedule, ordering changes in the work, provided that any Change Order shall be countersigned by a representative of Lessee. The term "Change Order" as used in this section shall mean the total costs incurred by the Lessor in connection with any such change to the approved plans and specifications, including without limitation, construction costs and architectural and engineering fees associated with reviewing and revising the approved plans and specifications plus overhead of ten (10%) percent and profit of five (5%) percent.

      (E) The Lessee shall take possession of the Real Property and the Lessee shall commence the payment of Rent and Additional Rent and commence the performance of all of its obligations under this Lease on the date of Substantial Completion (hereinafter defined) of Lessee Improvements, except that if the date of Substantial Completion shall be delayed due to any Lessee Delay, the Commencement Date shall be accelerated for one day for each day the date of Substantial Completion shall be delayed due to any Lessee Delay. The earlier to occur of the date of Substantial Completion or the date of Substantial Completion but for any Lessee Delay shall herein be referred to as the "Commencement Date") For purposes of this Lease, the term "Substantial Completion" or "Substantially Complete" shall be deemed to have been achieved when all of the following have occurred with respect to the Premises:

                  (1) A certificate of occupancy has been issued with respect to the Demised Premises; and

                  (2) A "punch list" shall have been established by the Lessor and approved by the Lessee's on-site representative, detailing all items of construction of the Lessee Improvements which are not yet complete and the Lessee shall have received a construction schedule for the completion of such uncompleted work.

      (F) For each day that the date of Substantial Completion of the Demised Premises shall be delayed due to any Lessee Delay, Lessee shall not be entitled to one day of an abatement of rent as provided in this Paragraph. The term "Lessee Delay" shall include, without limitation, any of the following which delays the completion of Lessee's Improvements:

                  (1) Failure of Lessee to furnish Lessor with the racking plan, racking time frames and other plans or specifications required for the preparation for, or execution of, Lessee Improvements by no later than April 1, 2002 or delay in giving any other approvals required for the preparation for, or execution of, Lessee Improvements;

                  (2)   Delays due to -

                        (a) Changes made by or on behalf of Lessee in Lessee's plans or in Lessee's Improvements;

                        (b) Postponement of any of Lessee's Improvements at Lessee's request or because of any Lessee's work required to be performed in advance of items of Lessee's Improvements so postponed;

                        (c) Delays resulting from interference with Lessee's Improvements in the Demised Premises or relating to the Building by Lessee's, its agents, servants, employees or contractors (for example, delays resulting from the interference of Lessee's Improvements by Lessee or its agents, servants, employees or contractors in connection with the installation of Lessee's racking systems); or

                        (d) Commercial unavailability of any materials necessary to complete a Change Order, such delay commencing after Lessor uses commercially reasonable efforts to obtain said materials and if said materials remain unavailable, Lessor advises Lessee of such unavailability and Lessee fails to reselect materials which are available

      (G) After the Commencement Date, but in no event more than thirty (30) days thereafter, Lessee shall deliver to Lessor a supplemental punch list detailing defective or other work not in substantial compliance with the approved plans and specifications for Lessee's Improvements, and Lessor shall promptly commence, and with due diligence shall proceed to do the work set forth on said supplemental punch list. Lessor warrants that all Building systems shall be free from material defects in materials and workmanship for the twelve (12) months from the Commencement Date. Lessor shall assign any warranties offered by manufacturers to Lessee. Upon Lessor's completion of Lessee's Improvements, except for any punch list and supplemental punchlist items not yet completed, Lessee shall be deemed to have accepted the Demised Premises "as is" in good order and repair.

5. EXPANSION. The Lessor hereby grants to Lessee two (2) separate options to expand the square footage of the Demised Premises, which options are as follows:

      (A) Fixed Expansion Option. Provided Lessee is not in default beyond any applicable notice or cure period, both at the time of the exercise of the right hereby granted and at any time thereafter prior to the date of the completion of the Fixed Addition (as hereinafter defined), Lessee shall have the right to expand the Demised Premises (the "Fixed Expansion Right") by having Lessor construct a one hundred thousand (100,000) square foot addition to the Demised Premises (the "Fixed Addition"), subject to, and in accordance with, the following:

            (1) Lessee may only exercise the Fixed Expansion Right during the period commencing on the Commencement Date and ending on the date immediately preceding the fourth (4th) anniversary of the Commencement Date, by giving Lessor not less than three hundred sixty five (365) days prior written notice (the "Fixed Addition Notice") of Lessee's desire to have the Fixed Addition constructed. In the event Lessee exercises such right, the Fixed Addition shall be constructed by Lessor and leased to Lessee, as described below.

            (2) Upon receipt of the Fixed Addition Notice, Lessor agrees to promptly commence all requisite actions to obtain a building permit and any other requisite municipal approvals necessary to allow the construction of the Fixed Addition (collectively, the

      "Approvals"). Lessor's obligation to construct the Fixed Addition is contingent upon Lessor's ability to obtain the Approvals in a commercially reasonable period of time, without undue expense. Subject to the foregoing, Lessor shall take all commercially reasonable, good faith steps to substantially complete construction of the Fixed Addition within two hundred seventy (270) days after receipt of the last of the Approvals and, provided Lessee shall not be in default beyond any applicable cure period, if Lessor fails to complete said Fixed Addition within three hundred and sixty five (365) days of receipt of such Approvals (the "Completion Deadline"), Lessee shall be entitled to an abatement of Base Rent equal to two (2) days for each day after the Completion Deadline until Lessor shall have substantially completed the Fixed Addition. After the exercise of the Fixed Expansion Right, Lessee may request and the Lessor shall use commercially reasonable efforts to provide temporary warehouse space in Rotterdam Industrial Park in Rotterdam, New York, Northeastern Industrial Park, Guilderland Center, New York, and/or Scotia-Glenville Industrial Park, Scotia, New York at rates and terms mutually acceptable to the Lessor and the Lessee.

            (3) Within thirty (30) days after the exercise of the Fixed Expansion Right by Lessee, Lessor and Lessee shall enter into an amendment to this Lease, (the "Fixed Expansion Amendment") providing that, from and after the completion of the Fixed Addition:

                  (a) The definition of "Demised Premises" shall be changed to refer to both the original Demised Premises (the "Original Demised Premises") and the Fixed Addition (the "Original Demised Premises and the Fixed Addition being hereinafter sometimes referred to, collectively, as the "Fixed Expanded Demised Premises").

                  (b) The Base Rent for the Original Demised Premises ("Original Base Rent") shall continue to be paid at the same rent per square foot as previously paid and shall continue to increase as of the first day of the fifth Lease Year (as hereinafter defined) as described on Exhibit B.


                  (c) The base rent payable with respect to the Fixed Addition (the "Fixed Addition Base Rent") shall be an amount per square foot equal to the Original Base Rent then payable with respect to the Original Demised Premises adjusted upward (but not downward) by any percentage increase in the ten-year United States Treasury Rate above the Treasury Rate in effect on January 28, 2002.

                  (d) The Fixed Addition Base Rent shall increase at the same time and in the same manner (i.e., by 110%) as increases in the Original Base Rent occur.

                  (e) The amounts payable by Lessee for Additional Rent shall be changed to reflect the expansion of the Demised Premises by virtue of the construction of the Fixed Addition.

                  (f) Except as modified by the Fixed Expansion Amendment, the Lessee shall occupy the Fixed Expanded Demised Premises on the same terms and conditions as are then and thereafter applicable to the Original Demised Premises (except that there shall be no further Fixed Expansion Right or Alternate Expansion Right (as hereinafter defined)).

      (B) Alternate Expansion Option. In the event that Lessee does not, or cannot, exercise the Fixed Expansion Option, Lessee may elect to request that Lessor agree to expand the Demised Premises as follows:

            (1) Provided that Lessee is not in default beyond any applicable grace or cure period under this Lease, both at the time of the notice hereinafter set forth or at any time thereafter prior to completion of the Alternate Addition (as hereinafter defined), Lessee shall have the right (the "Alternate Expansion Right") to request that the Lessor expand the Demised

      Premises by constructing an addition (the "Alternate Addition") thereto. Lessee may exercise the Alternate Expansion Right by sending Lessor a written notice (the "Alternate Expansion Notice") of Lessee's desire to exercise the Alternate Expansion Right at any time during the Initial Term. Promptly after receipt of the Alternate Expansion Notice, representatives of the Lessor and the Lessee shall meet to negotiate in good faith an appropriate amendment to this Lease (the "Alternate Expansion Amendment"), which must be acceptable to both Lessor and Lessee, in the exercise of their reasonable discretion, and to Lessor's mortgage lender, pursuant to which the Lessor will construct the Alternate Addition within a timeframe specified in the Alternate Expansion Amendment, and include same within the definition of the Demised Premises. Without in any way limiting the issues to be discussed in the Alternate Expansion Amendment, Lessor and Lessee agree that the following issues are appropriate and reasonable to consider and negotiate as part of the Alternate Expansion Amendment:

                  (a) the exact size and configuration of, and construction component to be included in, the Addition, as well as the estimated cost thereof;

                  (b) an appropriate timetable with respect to the construction of the Alternate Addition, taking into account then applicable zoning, building code and other applicable governmental rules and regulations;

                  (c) the rent, additional rent, and other sums per square foot to be charged for the Alternate Addition, which sums shall be paid at the same time and in the same manner as they are paid with respect to the Original Demised Premises and the timing of any increases in any such sums to be paid; and

                  (d) an appropriate extension, if required, of the Term of the Lease, so as to allow Lessor to finance the cost of the Alternate Addition, including, without limitation, any sums required to be paid to Lessor's mortgage lender in order to secure such lender's agreement to allow the construction of the Alternate Addition and to permit the financing thereof.

            (2) Notwithstanding anything to the contrary contained herein, in the event that the Alternate Expansion Amendment has not been fully executed and delivered within ninety (90) days after the delivery of the Alternate Expansion Notice, either Lessor or Lessee may thereafter cancel Lessee's exercise of the Alternate Expansion Right, in which event Lessor shall have no obligation to construct the Alternate Addition and the Alternate Expansion Right shall not thereafter be exercisable again by Lessee.

6. UTILITIES: The Lessor or public utility shall provide and maintain the necessary mains, ducts and conduits in order to bring water and electricity service to the Demised Premises and to carry sewage therefrom. All means of distribution of such services within the Demised Premises shall be supplied and maintained by the Lessee at the Lessee's expense.

      (A) ELECTRICAL: The Lessee has made known to the Lessor its electricity requirements prior to the execution of this Lease and in the absence of any change in such requirements, the Lessor may assume that the Lessee's requirements will not exceed the electrical capacity available to the Demised Premises on the Commencement Date. The Lessor hereby represents and warrants to Lessee that the electrical capacity presently available at the Demised Premises is at least 2000 amps. In the event the Lessee requires additional capacity, any additional risers, feeders, meters, wiring or other equipment required thereby shall be installed by the Lessor or a qualified contractor upon the Lessee's request and at the Lessee's cost and expense, provided, however, that in the Lessor's sole judgment, the same are reasonably necessary and will not cause permanent damage or injury to the Demised Premises or cause or create a dangerous or hazardous condition or entail excessive alterations, repairs or expense or unreasonably or materially interfere with or disturb other lessees. Electrical service shall be directly with the utility provider for the Demised

      Premises. Lessee shall request service in its own name at Lease prior to the Commencement Date and shall pay for such service directly to the utility provider.

      (B) WATER: Lessee shall contract directly for and pay for all water used at the Demised Premises. Availability of water is dependent upon the municipality and is beyond the Lessor's control, and therefore, the Lessor shall not be liable for any loss or damage occasioned by the availability or sufficiency of water, except solely to the extent of any direct loss to Lessee (excluding consequential damages) resulting solely from Lessor's negligence or willful misconduct.

      (C) FUEL OIL AND/OR NATURAL GAS AND/OR LP GAS: Lessee shall contract for and pay all costs of liquid or gas fuels directly to supplier.

      (D) SPRINKLERS: Sprinklers and sprinkler systems now existing in said Demised Premises, and as shall be improved pursuant to the terms and conditions set forth on Exhibit "C", shall be maintained and serviced by the Lessor and all costs incurred relative thereto shall be included as part of the Operating Expenses (as hereinafter defined), provided, however, that if any such system or any of its appliances shall be damaged or injured or rendered otherwise than in proper working order by reason of any act or omission of the Lessee, the Lessee's agents, servants, employees, licensees or visitors, the Lessee shall forthwith restore such equipment to good working condition and order at its own expense. If by reason of the acts or operations of the Lessee, the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the state or municipal government requires or recommends any change in such sprinklers or sprinkler system or if any change is necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by such exchange or by any fire insurance company, the Lessee shall at its own expense promptly make such change. Any changes whatsoever in the sprinkler system desired by the Lessee must be submitted to the Lessor for the review and approval of the Lessor's insurer.

      SEPTIC SYSTEM. On-site septic system now servicing the Demised Premises, and as may be repaired or improved pursuant to the terms and conditions set forth on Exhibit "C", shall be maintained and serviced by the Lessor and all costs relative thereto shall be included as part of the Operating Expenses provided, however, that if any such system or any of its appliances shall be damaged or injured or rendered otherwise than in proper working order by reason of any act or omission of the Lessee, the Lessee's agents, servants, employees, licensees or visitors, the Lessee shall forthwith restore such equipment to good working condition and order at its own expense, in default of which Lessor shall make such repairs and charge the full cost thereof, plus any applicable interest thereon to Lessee, which shall be payable thirty (30) days after written notice, as Additional Rent hereunder.

      In the event the Lessee shall fail to pay any tax, rent, levy or charge for any utility service, which by reason of such non-payment may become a lien upon any part of the Demised Premises, the Lessor may, upon five (5) business days' written notice thereof to the Lessee, make payment of such tax, rent, levy or charge together with any interest, penalties or other accruals due thereon, and upon such payment the amount thereof shall immediately become due and payable by the Lessee to the Lessor as Additional Rent hereunder.

      The Lessor may interrupt or suspend the supply of any such service to the Demised Premises in order to make any necessary repair or alteration to the Demised Premises and there shall be no abatement in Rent and/or Additional Rent because of any such interruption or suspension provided that the Lessor shall make such repair or alteration with commercially reasonable diligence and provided further that such repair or alteration shall not unreasonably interfere with the Lessee's business.

7. ADDITIONAL RENT; TAXES AND INSURANCE. Additional Rent ("Additional Rent") shall mean Lessee's proportionate share (one hundred (100%) percent) of real estate taxes and assessments, insurance, Operating Expenses related to the Demised Premises, and all other sums

(exclusive of Rent) Lessee assumes or agrees to pay pursuant to this Lease. The parties hereto intend that this Lease shall be construed to be a "triple net lease" and Lessee shall be required to pay, amongst other expenses, as hereinafter described, all real estate taxes (and payments in lieu of real estate taxes), insurance and Operating Expenses related to the Demised Premises. In addition, rubbish and refuse removal and disposal both on the interior and the exterior of the Demised Premises, janitorial services, replacement and repairs of lighting, light bulbs and fixtures and the cost and payment of all utilities, which include water, electric, natural gas, light and telephone shall be the sole responsibility of Lessee. The cost of all such services and utilities shall be paid by Lessee directly to the appropriate supplier.

Lessee shall initially pay to Lessor as Additional Rent, $0.54 per square foot annual cost, paid monthly at the same time it pays Rent, for any real property taxes and assessments levied or assessed against the Demised Premises. Taxes and assessments will be initially based upon the current assessed value and tax rate until such time as taxes shall be determined based upon a Payment in Lieu of Tax Agreement ("PILOT") to be offered by the Bethlehem Industrial Development Agency. Consequently, Additional Rent for these items is subject to change. It is currently anticipated that the PILOT to be offered by the Bethlehem Industrial Development Agency shall be for a term of at least ten (10) years and whereby the tax exemption applicable from and after the date of the PILOT shall become effective shall be no less favorable than the exemption schedule described on Exhibit E annexed hereto and made a part hereof. In the event the Bethlehem Industrial Development Agency agrees to a PILOT less favorable than the schedule above provided, the Lessee shall be entitled to a monthly abatement of Base Rent equal to the percentage difference between the PILOT in effect and the proposed PILOT as described in the preceding sentence amortized over the Initial Term, provided the Lessee shall not be in default beyond any applicable grace or cure period under the terms of this Lease as and when the Lessee shall take advantage of any such abatement. Lessor shall have no obligation to contest or challenge the assessed value of the Demised Premises, however, the Lessee shall have such right to contest or challenge the assessed value, at its sole cost and expense.

The Lessee shall also initially pay to the Lessor as Additional Rent, $0.07 per square foot annual cost, paid monthly at the same time it pays Rent, similarly computed, for premium rate charges incurred by the Lessor with respect to insurance on the Demised Premises for general liability, fire and extended coverage. The $0.07 is an estimated amount expected due for the first year, or part thereof, and is subject to adjustment based upon actual costs.

8. OPERATING EXPENSES . The Lessee shall initially pay to the Lessor as Additional Rent $0.40 per square foot annual cost, paid monthly, for Operating Expenses. The $ 0.40 is an estimated amount expected due for the first year, or part thereof, which is subject to adjustments based upon actual costs.

      (A) Subject to the terms of this Paragraph A, the words "Operating Expenses" shall mean normal, reasonable and customary operating expenses, charges, fees and costs consistent with those incurred by Lessor during the Term of this Lease for similar buildings in Albany County, New York, which are incurred by Lessor relative to the operation, repair, cleaning, and maintenance of the Demised Premises, including all costs and expenses incurred as a result of Lessor's compliance of any of its obligations hereunder and without limitation, all costs and expenses specified below in subparagraph (i). Lessor shall use commercially reasonable efforts to minimize such costs. Any cost allocable to the items specified below in subparagraph (i) incurred after the expiration or earlier termination of the term of this Lease (by mutual consent of the parties) shall be excluded from Operating Expenses.

            (i)   Items Included in Operating Expenses:

                  (a) gross salaries, wages and all other expenses and benefits incurred by the Lessor for personnel pro rated to the extent such personnel shall provide services in connection with the management, maintenance and operation of the Demised Premises and other premises, including without limitation, pro rata share of payroll taxes, social security taxes, worker's compensation, and unemployment insurance, but excluding Lessor's members salaries, wages and benefits;

                  (b) the cost of materials, supplies, replacement parts (to the extent used in connection with cleaning or maintenance), tools, materials and equipment;

                  (c) all charges for snow, ice removal and any taxes on any of the same;

                  (d) amounts paid by Lessor to Lessor's employees and/or independent contractors for services (including full or part-time labor) and materials for the maintenance, repair, replacement (but not capital items except as specifically set forth below) and/or operation of the Demised Premises, including, without limitation, water and septic lines and other pipes and utilities servicing the Demised Premises, plumbing, heating, ventilation and air conditioning systems, fire sprinkler systems, security systems, landscaping and gardening services;

                  (e) the cost of repainting any part of the exterior of the Demised Premises;

                  (f) management fee equal to two (2%) percent of gross rents derived from the Demised Premises;

                  (g) all costs and expenses of maintaining, repairing, replacing and repaving (including, without, limitation, amounts paid for service contracts, labor and material) the parking areas, curbs, driveways, walkways, and landscaping; provided, however, that costs incurred to completely repave the driveways and parking areas more than once in any five (5) year period shall not be included as part of the Operating Expenses; and

                  (h) cost of repairs, alterations, improvements and replacements made to the Demised Premises, to the extent performed by or on behalf of Lessor.

            (ii)  Items Excluded from Operating Expenses:

                  (a) the cost of correcting defects in construction, repair and replacement within the first (1st) year after completion of the construction of the Demised Premises, resulting from inferior or deficient workmanship, materials or equipment in the building systems in the Demised Premises or for which Lessor is reimbursed by insurance;

                  (b) salaries, benefits and payroll taxes of Lessor's members and its headquarters staff not attending in some fashion to the maintenance, operation and management of the Demised Premises;

                  (c) the cost of any items for which Lessor is reimbursed by insurance proceeds, condemnation awards, or otherwise;

                  (d) the cost of any repair made in accordance with Paragraph 15 of this Lease entitled Liability and Insurance and covered by insurance maintained by Lessor;

                  (e) interest and principal payments on any debt, and rental under any ground lease or other underlying lease;

                  (f) any real estate brokerage commissions or other cost incurred in procuring tenants, or any fee in lieu of commission;

                  (g)   any advertising expenses;

                  (h) any expenses for repairs or maintenance which are covered by warranties, guaranties or service contracts (excluding any mandatory deductibles);

                  (i) costs necessitated by or resulting solely from negligence or willful misconduct of Lessor, its agents, employees or independent contractors;

                  (j) costs which are not directly attributable to the operation and maintenance repair or replacement of the Demised Premises;

                  (k)   amortization;

                  (l)   costs with respect to a sale, financing or refinancing;

                  (m) costs associated with the operating of the business entity of Lessor including, business entity accounting and business entity legal matters or costs associated with maintaining Lessor's existence as a legal entity, including legal, consulting, and accounting fees (other than those incurred in connection with Demised Premises operations);

                  (n) any amounts paid to any person, firm or corporation related to or otherwise affiliated with Lessor or any officer, director or member of Lessor or any of the foregoing, to the extent the same exceed arm's length competitive prices paid in Albany County, New York, for similar services or goods;

                  (o) costs incurred for alterations, capital improvements and replacements to reduce Operating Expenses above the amount actually saved as a result of such capital improvements; and

                  (p) costs incurred for capital improvements and replacements required to be made solely as a result of any change in laws, provided such improvement or replacement is not required as a result of Lessee's specific use of the Demised Premises.

            In the calculation of any expenses hereunder, it is understood that no expense shall be charged more than once. Lessor shall use commercially reasonable good faith efforts to effect an equitable proration of bills for services rendered to the Demised Premises and to any other property owned by Lessor or an affiliate of Lessor. In the event there exists a conflict as to an expense which is specified to be included in Operating Expenses and is also specified to be excluded from Operating Expenses within the above list, the exclusions listed above shall prevail and the expenses shall be deemed excluded.

      (B) Computation and Billing. (i) The words "Lessor's Statement" shall mean a statement, certified by a representative of Lessor or Lessor's management company, setting forth in detail the amount of (a) each item included in the Operating Expenses for the period in question and (b) any other Additional Rent determined by Lessor to be due and owing for the period in question. All amounts due Lessor shall be paid in a lump sum within thirty (30) days after Lessee receives Lessor's Statement which will be submitted, within sixty (60) days after each calendar or fiscal year, as the case may be. Any Lessor Statement rendered to Lessee shall consist of data prepared for Lessor by its internal accountant(s) and shall constitute a final determination between Lessor and Lessee as to Operating Expenses for the period represented thereby.

            (ii) Lessor agrees to retain the books and records substantiating the Operating Expenses incurred in each calendar year for a period of at least three (3) years from the date Lessor submits a statement to Lessee. Lessee or its designee shall have the right, during normal business hours and upon reasonable prior notice to Lessor, from time to time, to inspect Lessor's books and records relating to Operating Expenses, and/or to have such books and records audited at Lessee's expense by a certified public accountant designated by Lessee and approved by Lessor, which approval shall not be unreasonably withheld, conditioned or delayed. Any audit that discloses a discrepancy of more than five (5%) percent in the annual Operating Expenses shall be at Lessor's expense and Lessor shall reimburse Lessee for such cost (including reasonable attorneys' fees) within thirty (30) days of the result of the audit. Any discrepancy shall be promptly corrected by a payment of any shortfall to Lessor by Lessee within thirty (30) days after the applicable audit, or by a credit against the next payment(s) of Rent hereunder or (at Lessee's election) a refund from Lessor of the overpaid amount within thirty (30) days, as may be applicable. In the event Lessee does not contest a statement of Operating Expenses within six (6) months after it is rendered, such statement shall become binding and conclusive on both Lessor and Lessee, except that any such statement which may contain material misrepresentations shall not be binding and conclusive on Lessee until one (1) year after it is rendered

            (iii) Any delay or failure of Lessor in rendering any Lessor's Statement, Lessor's computation or bill as herein above provided shall not prejudice Lessor's right to thereafter render such Lessor Statement, Lessor's computation or bill, or any others, nor constitute a waiver of, or in any way impair, the continuing obligation of Lessee to pay Additional Rent required by this Article.

9. LESSEE COMPLIANCE WITH LAWS AND MAINTENANCE: Other than repairs required to be made to the structural portions of the Demised Premises, Lessee shall comply with all statutes, rules, ordinances, orders, codes and regulations, and legal requirements and standards, including without limitation, those related to the use, storage and disposal of Hazardous Substances (as hereinafter defined) and hazardous wastes generated, stored or disposed by or on behalf of Lessee (collectively referred to in this Lease as the "Laws") which are applicable to Lessee's specific manner of use or use of the Demised Premises including any of the requirements of the Occupational Safety and Health Act of 1970 applicable to Lessee's specific use of the Demised Premises and all other applicable laws relating to occupational safety and health and rules and regulations promulgated thereunder, and the Lessee shall further comply with all laws, rules and regulations of the State of New York (the "State") and any department, agency, board, or political sub-division of the State pertaining to building construction or safety applicable to either the Lessee or the Lessor and shall hold the Lessor harmless therefrom. Nothing herein shall be construed as preventing the Lessor from taking such action as it shall deem necessary for the protection of its interests in respect to any order, decree, judgment or other act of any Federal or State department, agency or board. Upon expiration or early termination of this Lease, Lessee shall deliver possession of the Demised Premises to Lessor in the condition required by the provisions of this Lease.

The Lessee shall, at its own expense, maintain all portions of the Demised Premises and immediately adjoining areas in a clean and orderly condition, reasonable wear and tear excepted, free of dirt and rubbish, and the Lessee shall remove or cause to be removed all rubbish from the Demised Premises and immediately adjoining areas at the Lessee's expense. Under no conditions will Lessor permit Lessee to use outside areas for parking of unregistered and/or disabled or non-functioning or damaged vehicles, or for the accumulation of pallets and/or other packing materials. Lessee must install a dumpster or similar trash receptacle of ample size at inception of occupancy. In the event the Lessee permits accumulations of rubbish, the Lessor may remove such rubbish and charge the cost thereof to the Lessee and the Lessee shall thereupon become liable to the Lessor for such cost as Additional Rent. Lessee shall keep all fire doors clear and shall not obstruct dock areas except in the normal process of loading and unloading operations from inside storage to transport vehicles. As stated above, Lessee shall be solely and separately responsible for chemical waste collection and disposal in accordance with all applicable federal, state, and local environmental and safety laws.

Lessor hereby represents and warrants that, based solely upon an environmental assessment audit, dated February 8, 2002prepared by A.& A.S. and having undertaken no independent inquiry or investigation, to the Lessor's actual knowledge without independent investigation, (i) the Demised Premises do not contain any Hazardous Substances, (ii) there have been no releases or threatened releases at, upon or under the Demised Premises, of any Hazardous Substance and
(iii) Lessor has received no notice from any governmental authority or from any tenant or other occupant or from any other person with respect to any release of any Hazardous Substance at, upon, under or within the Demised Premises. Lessee shall not cause or permit any Hazardous Substances to be used, stored, generated or disposed of in, on or about the Demised Premises or the land upon which the Demised Premises are situated (the "Land") by Lessee, its agents, employees, contractors or invitees, except for such Hazardous Substances as are used and stored in strict conformity with all Environmental Laws (hereinafter defined). Lessee shall indemnify and hold harmless the Lessor, its mortgagees, industrial development agencies, agents, employees, officers, shareholders and directors, from any and all claims, damages, fines, judgements, penalties, costs, expenses or liabilities (including, without limitation, any and all sums paid for settlement of claims, attorney's fees, consultant and expert fees) arising during or after the Term of the Lease from or in connection with the use, storage, generation or disposal of Hazardous Substances in, on or about the Land or Demised Premises by Lessee, Lessee's agents, employees, contractors, customers, invitees or licensees.

As used herein, "Hazardous Substances" means any substance which is toxic, ignitable, reactive, or corrosive or which is regulated by "Environmental Laws". The term "Environmental Laws" means Federal, State and local laws and regulations, judgements, orders and permits governing safety and health and the protection of the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended (CERCLA), the Resource Conservation and Recovery Act, as amended 42 U.S.C. 6901 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Toxic Substance Control Act, 15 U.S.C. 2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. 300f through 300j. "Hazardous Substances" includes any and all materials or substances which are defined as "hazardous waste", "extremely hazardous waste" or a "hazardous substance" pursuant to state, federal or local government law. "Hazardous Substances" also includes asbestos, polychlorinated biphenyls ("PCBSs") and petroleum products. Lessee shall supply Lessor with the necessary MSDS sheets for products used and stored in the Demised Premises.

10. USE: The Demised Premises are hereby leased to the Lessee upon the express condition that the Lessee shall use the said Demised Premises for warehousing and distribution of computer and office supplies, including but not limited to, toner and ink-jet cartridges, fax supplies and diskettes; related office uses ("Lessee's Intended Use"), and any other lawful purpose related to Lessee's business activities, provided same is in accordance with the zoning ordinance of the Town of Bethlehem and other applicable federal, state and local laws. Lessor represents that Lessee's Intended Use of the Demised Premises (including any expansion of the Demised Premises as provided under Paragraph 5 of this Lease) is permitted under Chapter 128of the Town of Bethlehem Ordinance, entitled "Zoning" as of the date of the execution and delivery of this Lease. All uses to which the Demised Premises shall be put by the Lessee shall conform to the requirements of any and all local laws, ordinances, rules or regulations adopted or enacted by the municipality having jurisdiction over the Demised Premises and shall also conform to any special use permit or certificate of occupancy or other permit of any kind issued or required to be issued by any governmental authority having such jurisdiction over the Demised Premises and shall not be put to any such use by the Lessee until all governmental rules and regulations relative to or affecting such use have been complied with and all governmental permits required as a condition precedent to such use shall have been obtained. The Lessee shall not use or permit the use of such Demised Premises or part thereof for any immoral or any other purpose prohibited by law or which will increase the rate of insurance upon the Demised Premises or cause a cancellation of any insurance policy covering the Demised Premises or any part thereof. The Lessee shall not do or suffer anything to be done upon said Demised Premises which will cause structural injury to said Demised Premises of which the same form a part, nor shall it cause said Demised Premises to be overloaded, nor shall it permit any machinery, apparatus or other appliance to be used or operated upon said Demised Premises which will in any way vibrate, shake or otherwise injure said Demised Premises, nor shall the Lessee permit any noisemaking device to be operated or allowed upon said Demised Premises for the purpose of attracting trade or otherwise. The Lessee shall not permit any use to be made of the Demised Premises which will in any way impair the efficient operation of the sprinkler within the Demised Premises. In addition to the Lessee's liability for Additional Rent in respect of insurance premium rate increases as provided in Paragraph 7 hereof, if any act on the part of the Lessee or use of the Demised Premises by the Lessee shall cause directly or indirectly any increase of the Lessor's insurance expense, such additional expense shall be paid by the Lessee to the Lessor upon demand as Additional Rent. No such payment by the Lessee shall limit the Lessor in the exercise of any other rights or remedies or constitute a waiver of the Lessor's right to require the Lessee to discontinue such act or use.

11. REPAIRS AND MAINTENANCE: Throughout the Term of the Lease, the Lessee shall maintain the Demised Premises and fixtures and equipment therein in good condition and repair, reasonable wear and tear excepted, and shall not permit or suffer any waste or injury thereto. All such repairs and replacements shall be in quality and class equal to the original work and materials. Lessor is responsible for the maintenance of the structural elements of the Building, including without limitation, the roof, roofing system, footings, foundations, load-bearing walls, sprinklers and the on-site septic system (subject to the same being part of the Operating Expenses in accordance with Paragraph 8 of this Lease), and Lessee for the maintenance and repairs of all other non-structural elements and systems, including without limitation HVAC, plumbing, interior and exterior electricity facilities, doors and windows. When used in this Paragraph the term "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments of a non-structural character. All repairs made by the Lessee shall be at least equal in quality and class to the original work. Upon the expiration of the Term of the Lease or sooner termination, the Lessee shall surrender the Demised Premises to the Lessor in the same condition as received (including without limitation, removing the Lessee's racking systems and repairing all walls and floors affected by such racking systems to the reasonable satisfaction of the Lessor), ordinary wear and tear and damage by fire, earthquake, act of God or the elements alone excepted. If Lessee desires services by Lessor's maintenance personnel, such will be performed on a work order basis only.

Lessor shall promptly after receipt of written notice from Lessee perform all maintenance and make all repairs to the Demises Premises, which by the provisions hereof are the responsibility of the Lessor and diligently prosecute same until completed. Lessor shall not be considered in default so long as Lessor, within ten (10) days after receipt of notice from Lessee, commences to cure the breach in a diligent and prudent manner and diligently proceeds to completion of same and is allowed such additional time as reasonably necessary to cure the breach. In the event that Lessor shall fail to do or complete any such maintenance or repairs in the time periods permitted above, the Lessee may make such repairs in a commercially reasonable manner and at market rates and upon completion of same Lessee shall furnish Lessor with written invoices relative to such repairs in form and detail reasonably satisfactory to the Lessor, and furnish Lessor with copies of receipted bills, copies of checks and such other documentation as may be reasonably requested by Lessor. Lessor shall reimburse Lessee for such amounts within thirty (30) days after receipt of said documentation.

If, in the reasonable opinion of the Lessee, repairs, restoration or replacements are of an emergency nature, that is, necessary for the preservation of Lessee's property in the Demised Premises and/or the vital Building systems of the Demised Premises or the safety or health of occupants of the Demised Premises (hereinafter referred to an "Emergency Situation") and by the provisions hereof are the responsibility of the Lessor, the Lessee shall make reasonable efforts to notify the Lessor and thereafter, may make such repairs in a commercially reasonable manner and at market rates and upon completion of same, Lessee shall furnish Lessor with copies of receipted bills, copies of checks and such other documentation as may be reasonably requested by Lessor. Lessor shall reimburse Lessee for such amount within thirty (30) days after receipt of such documentation.

12. ALTERATIONS AND LIENS: (A) The Lessee shall make no alterations or additions to the Demised Premises without prior written consent of the Lessor in each instance, which consent Lessor agrees not to unreasonably withhold, condition or delay. Upon the giving of such written consent, all alterations, additions and improvements, including fixtures made in, to or on the Demised Premises, except unattached moveable business fixtures and racking, shall become the property of the Lessor and shall remain upon and be surrendered with the Demised Premises, except that the Lessor shall advise the Lessee at the time of the granting by Lessor of Lessee's request to make any such alteration or addition to the Demised Premises whether the Lessor desires to have the Demised Premises or any part or parts thereof restored to their condition as of the time of the delivery thereof to the Lessee, reasonable wear and tear excepted, and, if the Lessor so desires, the Lessee shall restore said Demised Premises or such part or parts thereof to such original condition reasonable wear and tear excepted before the end of the Term of the Lease entirely at the Lessee's own cost and expense. The Lessee shall indemnify and save and hold harmless the Lessor from all liens, claims or demands arising out of any work performed, materials furnished or obligations incurred by or for the Lessee upon said Demised Premises during said term and agrees not to suffer any such lien or encumbrance to be imposed on any of the Lessor's premises. The Lessee shall have the obligation to discharge any such lien or encumbrance by the payment of money or the posting of a surety bond if Lessee in good faith contests the validity of such lien or encumbrance. Notwithstanding anything to the contrary contained in the preceding sentence, the Lessor shall have the right, after the giving of not less than twenty (20) days' notice to the Lessee to remove such lien or encumbrance, to bring such action or proceeding as may be necessary to effect the removal thereof and the costs and expenses thereof, including reasonable attorney's fees, shall become immediately due and payable by the Lessee to the Lessor as Additional Rent.

      (B) Prior to the commencement of any such alterations, additions or improvements, Lessee shall provide to Lessor with the following: (i) copies of the plans and specifications relative thereto; (ii) copies of all necessary building permits and all other requisite permits and approvals; (iii) copies of construction contracts with contractors reasonably acceptable to the Lessor; and (iv) copies of builders' risk insurance coverage covering the full replacement value of the alterations and improvements, copies of architects' architectural errors and omissions insurance coverage, naming Lessor as additional insured and the other insurance coverage required under Paragraph 15 of this Lease. All such insurance other than the worker's compensation insurance shall name Lessor as an additional insured. The Lessee hereby agrees that all such alterations, additions and improvements shall (a) incorporate only new materials; (b) be at least equal in quality and workmanship to the original work or installation; (c) be in accordance with reasonable requirements as Lessor may impose; and (d) be constructed in accordance with all applicable laws, rules, regulations and directives of all governmental authorities having jurisdiction over the Demised Premises.

13. ENTRY AND INSPECTION: The Lessor and its agents may enter upon the Demised Premises at all reasonable times upon at least twenty four (24) hours prior notice (except that no prior notice shall be required in an Emergency Situation) to inspect the same, to submit them to a prospective purchaser or to make any repairs which the Lessor shall consider necessary for the protection, improvement or preservation of the Demised Premises or to make any changes in the plumbing, wiring, meters or other equipment, fixtures or appurtenances of the Demised Premises, provided that the same may be performed without material interference with the business operations of the Lessee, and there shall be no liability against the Lessor in favor of the Lessee for damages sustained by the Lessee by reason of such repairs or changes, except due to Lessor's negligence or willful misconduct, nor shall the Lessee be entitled to any abatement of Rent and/or Additional Rent by reason thereof. At any time after three hundred and sixty five (365) days prior to the termination of the Lease the Lessor may place on said Demised Premises any usual or ordinary "To Let" or "To Lease" signs. For the purposes of this Paragraph, the Lessor may hold at all times a duplicate set of keys to the Demised Premises. The Lessee shall make no changes in locks or other facilities controlling access to the Demised Premises without notifying Lessor prior to any such change;.

14. SUBLETTING AND ASSIGNMENT: Except for an assignment of this Lease or a sublet of all or any portion of the Demised Premises to a Permitted Assignee (as hereinafter defined), the Lessee shall not, without the Lessor's prior written consent, which consent shall be not be unreasonably withheld, assign or sublet this Lease or permit any person or entity other than the Lessee to use or occupy, or store goods, materials or other property (such goods, materials and property being hereinafter referred to as "Property") at the Demised Premises or any part thereof. In connection with any proposed assignment of this Lease, Lessee acknowledges that Lessor shall be deemed to be reasonable in withholding its consent if the proposed sublessee or assignee is not of a financial condition or capability which is commensurate with Lessee's or not otherwise reasonably satisfactory to Lessor for the leasing of the space such as the Demised Premises. Lessee shall give Lessor not less than thirty (30) days prior written notice (sent in accordance with the requirements of Paragraph 26) of the effective date of any proposed assignment, sublease or use by any Licensee (as hereinafter defined). In the event that Lessor shall not either (i) inform Lessee that Lessor's consent is being denied or (ii) request further information with respect to any such proposed transaction within fifteen (15) business days after Lessor's receipt of any such notice, Lessor shall be deemed to have consented to the requested transaction.

Notwithstanding the foregoing, or anything to be contrary elsewhere contained in this Lease, Lessee, without Lessor's consent, but upon not less than thirty (30) days' prior written notice, may assign this Lease or sublet the Demised Premises, or any portion thereof, to its parent, any of its subsidiaries or to any other entity affiliated with Lessee or its parent, or to a corporation or other entity resulting from any reorganization or merger to which Lessee, its parent or any of its subsidiaries or affiliates is a party, provided Lessee shall remain obligated under this Lease (the foregoing being hereinafter referred to as a "Permitted Assignment") Such assignee shall be herein referred to as a "Permitted Assignee".

If Lessee shall assign this Lease, sublet any or all of the Demised Premises or permit any person or entity (a "Licensee") other than the Lessee (or a party permitted pursuant to a Permitted Assignment) to use, or occupy any portion of, or store any Property at the Demised Premises, without the consent of the Lessor in each instance to the extent required hereunder, such assignment, subletting or permission shall be void and shall constitute a breach of this Lease. .

Any proposed assignment (excluding a Permitted Assignment) shall contain a written assumption by the assignee of all of the Lessee's obligations under this Lease. Any sublease shall (a) provide that the sublessee shall procure and maintain a policy of insurance as required of the Lessee under this Lease; (b) provide for a copy to the Lessor of any notice of default by either party; and
(c) otherwise be subject to the terms and provisions of this Lease.

No Permitted Assignment or consent by the Lessor to any subletting, assignment or use, occupancy or storage of Property by any Licensee shall be deemed to be a consent to any further subletting (or sub-subletting), assignment or any other use, occupancy or storage by any Licensee (including any expanded use by the Licensee for whom permission is being given).

In the event that the Lessee assigns or subleases any portion of the Demised Premises or permits the use, occupancy or storage of Property at any portion of the Demised Premises by a Licensee, the Lessee shall pay to the Lessor monthly, as Additional Rent hereunder, fifty (50%) percent of the amount calculated by subtracting from the rent and other charges and considerations payable from time to time by the assignee, sublessee or Licensee to the Lessee for aforesaid space, the amount of rent and other charges payable by the Lessee to the Lessor under this Lease, allocated to the assigned, subleased or otherwise utilized portion of the Demised Premises.

Without limiting Lessor's other rights hereunder, Lessee, in no event, shall have any right to sublet or assign this Lease or grant any Licensee the right to use or occupy all or any portion of the Demised Premises except on the following terms and conditions:

      (A) Such subletting, assignment, or grant of any right of use or occupancy, shall not relieve the Lessee from its duty to perform fully all of the agreements, covenants and conditions set forth in this Lease

      (B) Other than in connection with a Permitted Assignment, the Lessee shall provide the name of the proposed sublessee, assignee or Licensee, the terms and conditions of the proposed subletting, assignment or agreement for use or occupancy, the nature and character of the business of the proposed sublessee, assignee or Licensee, and banking, financial or other credit information relating to the proposed assignee, sublessee or Licensee reasonably sufficient to enable Lessor to determine the financial responsibility of said proposed sublessee, assignee or Licensee.

      (C) The sublease, assignment or agreement with respect to use and occupancy will expressly prohibit further assignment of this Lease, or any sublease or agreement for use or occupancy or any further subletting, or granting of rights of use and occupancy by the sublessee, assignee or Licensee without, in each instance, receiving Lessor's prior written consent as described above.

      (D) If this Lease shall be assigned, or if the Demised Premises or any part thereof, be sublet or occupied by any person or persons other than Lessee, Lessor may, after default by Lessee, collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent and/or Additional Rent herein reserved, but no such assignment, subletting, occupancy or collection of Rent and/or Additional Rent shall be deemed a waiver of the covenants contained in this Lease, nor shall it be deemed acceptance of the assignee, subtenant or occupant as a tenant or a release of Lessee from the full performance by Lessee of all of the terms, conditions and covenants of this Lease.

      (E) The Lessee shall reimburse the Lessor for all reasonable legal costs involved in reviewing a proposed assignment, subletting (including a Permitted Assignment) or agreement with any Licensee for the use, occupancy or storage of any Property not to exceed one thousand ($1,000.00) dollars.

15. LIABILITY AND INSURANCE: The Lessee, to the fullest extent permitted by law, shall indemnify, defend and hold the Lessor and the Lessor's directors, officers, , members, mortgagees, industrial development agencies, agents, representatives and employees harmless and free from and against any and all claims, losses, costs, liabilities, penalties, damages, expenses, causes of action and/or judgments, including, without limitation, penalties, fines and reasonable attorney's fees (collectively, "Damages"), in connection with or arising from or by reason of (a) the use or occupancy or manner of use or occupancy of the Demised Premises by lessee or any person occupying the Demised Premises, (b) any injury or damage to any person or persons or property including, without limitation, the Lessee, its servants, agents and employees, from any cause or causes whatsoever, or (c) any occurrence on the Premises from any cause whatsoever, including leakage and environmental contamination, while in, upon or in any way connected with the Demised Premises or its appurtenances. The foregoing indemnity does not include Damages to the extent such Damages are caused by the negligence or willful misconduct of Lessor. This indemnification shall survive the termination or expiration of this Lease for any reason whatsoever.

Except as described in this Lease or as a result of Lessor's failure to fulfill its maintenance and repairs obligations under Paragraph 11 of this Lease, the Lessor shall not be liable for any loss or damage occasioned by failure to keep said Demised Premises in repair and free from refuse, obnoxious odors, vermin or other foreign matter; the bursting, leaking, running or clogging of the pipes or fixtures; any malfunction, bursting, leaking, running or clogging of any heating or air conditioning equipment, cistern, tank, sprinkler system, boiler, wash stand, closet or wastepipe; accidental discharge of the sprinkler; water, snow, ice or other foreign matter being upon or coming through the roof, trapdoors, doors, windows or otherwise; acts of negligence of guests, invitees and employees of the Lessee or other occupants of the Demised Premises; acts of negligence of any owners or occupants of adjacent or contiguous property or their employees; acts of God; acts of negligence of any persons not in the employ of the Lessor.

The Lessee shall take out and keep in force during the Term of the Lease hereof, at the Lessee's expense, public liability and other insurance in companies acceptable to the Lessor to protect against any liability to the public, whether to persons or property, incident to the use of said Demised Premises or resulting from accident occurring in or about said Demised Premises or the areas immediately adjacent thereto, which insurance shall be in an amount not less than $2,000,000 combined single limit per occurrence. The Lessee shall also take out and keep in force during the Term of the Lease, at the Lessee's expense, insurance protecting Lessee against damage to any of its property at the Demised Premises, an employer liability and automobile liability policy in an amount not less than $1,000,000 combined limit and a New York State statutory worker's compensation insurance policy. The Lessee shall cause every insurer to agree by endorsement upon the policy or policies issued by it, or by independent instrument furnished to the Lessor, that such insurer will give the Lessor, Lessor's mortgage and the Town of Bethlehem Industrial Development Agency ten
(10) days' written notice at the addresses given to Lessee before the policies in question shall be altered or canceled. Certified copies of said policies or certificates of insurance naming the Lessor, Lessor's mortgagee and the Town of Bethlehem Industrial Development Agency as additional insured shall be furnished at the time of Lease inception, except that there shall be no additional insureds on the

Workers' Compensation and Employer liability policies. Said policies shall be renewed at the end of each policy period.

The Lessor and Lessee hereby release one another and their respective officers, members, agents, employees and servants from any and all claims or demands for damages, loss, expense or injury to the Demised Premises or to the furnishings and fixtures and equipment or inventory or other property of either the Lessor or the Lessee in, about or upon the Demised Premises, as the case may be, which may be caused by or result from perils, events or happenings which are the subject of insurance carried by the respective parties and in force at the time of any such loss, provided, however, that such release and waiver shall be effective only to the extent of the insurance coverage for such loss. This Paragraph does not preclude the respective parties from any and all other remedies at law which are available and in no way are their respective rights prejudiced.

16. DEFAULT: In the event the Lessee (a) fails to pay the Rent and/or Additional Rent herein provided or any part thereof or any other sum required by the Lessee to be paid to the Lessor in the manner herein provided and within five (5) business days after receipt of notice of non-payment (which notice need not be given more then twice in any twelve (12) month period, after which time a default shall be deemed to have occurred if any amount required to be paid hereunder is not paid by its due date); or (b) violates any of the provisions of this Lease respecting assignments or subletting; or (c) defaults in any of the other covenants or conditions on the Lessee's part to be performed hereunder and such default is not cured within twenty (20) days after notice by the Lessor to the Lessee of such default (each an "Event of Default"), then such default or breach or act shall give the Lessor the right to re-enter the Demised Premises and remove all persons and all or any property therefrom either by summary dispossess proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and repossess and enjoy said Demised Premises together with all additions, alterations and improvements, and in such case the Lessor may either relet the Demised Premises or any parts thereof as agent of the Lessee and receive the Rent and Additional Rent applying the same first to the payment of such expenses as the Lessor may have incurred and then to the fulfillment of the covenants of the Lessee. The Lessor may rent said Demised Premises for a term extending beyond the term hereby granted without releasing the Lessee from any liability. Upon the expiration of this Lease prior to the expiration of its term by operation of any provision hereof or by summary proceedings or otherwise, then, whether or not the Demised Premises be relet, the Lessee shall remain liable for and shall pay the Lessor, until the time when this Lease would have expired but for such termination or expiration, the equivalent of the amount of all of the Rent and Additional Rent reserved herein, less the avails of reletting, if any, and the same shall be due and payable by the Lessee to the Lessor on the several rent days above specified. In all events, Lessee is liable for all damages, costs and expenses, of whatever kind or nature, direct or indirect, suffered by Lessor as a result of the occurrence of an Event of Default. If Lessee fails to promptly pay Lessor for the damages suffered, Lessor may pursue a monetary recovery from Lessee. Included among those damages are all expenses incurred by Lessor in repossessing the Demised Premises (including increased insurance premiums resulting from Lessee's vacancy), all expenses incurred by Lessor in reletting the Demised Premises (including those incurred for advertisements and brokerage fees and needed repairs, remodeling to the condition existing as of the Commencement Date, reasonable wear and tear excepted and replacements), all reasonable concessions granted to a new lessee on a reletting, all losses incurred by Lessor as a result of Lessee's default, a reasonable allowance for Lessor's administrative costs attributable to Lessee's default, and all reasonable attorney's fees incurred by Lessor in enforcing any of Lessor's rights or remedies against Lessee. The Lessee hereby expressly waives any and all rights of redemption in the event of eviction or dispossession by judgment or warrant of any court or judge, and the Lessee waives and will waive all right to trial by jury in any summary proceeding hereafter instituted by the Lessor against the Lessee in respect of the Demised Premises. All remedies herein provided shall be deemed cumulative and shall in no way limit or restrict the Lessor from pursuing such other and further remedies as may be allowed at law or in equity.

17. HOLDING OVER: Lessor and Lessee recognize that the damage to Lessor resulting from any failure by Lessee to timely surrender possession of the Demised Premises will be substantial, will exceed the amount of the monthly installments of the Rent and Additional Rent payable hereunder, and will be impossible to measure accurately. Lessee therefore agrees that if possession of the Demised Premises is not surrendered to Lessor upon the expiration date or sooner termination of this Lease, in addition to any other rights or remedies Lessor may have hereunder or at law, Lessee shall pay to Lessor, as liquidated damages, for each month and for each portion of any month during which Lessee holds over in the Demised Premises after the expiration date or sooner termination of this Lease, a sum equal to one hundred and fifty (150%) percent of the aggregate of Base Rent and Additional Rent that was payable under this Lease during the last month of the Term of the Lease. Nothing herein contained shall be deemed to permit Lessee to retain possession of the Demised Premises after the expiration date or sooner termination of this Lease. The provisions of this Paragraph shall survive the expiration date or sooner termination of this Lease. Lessee's occupancy subsequent to the expiration date or sooner termination of this Lease, whether or not with the consent or acquiescence of Lessor, shall be deemed to be that of a tenancy-at will and in no event from month-to-month or year-to-year and it shall be subject to all terms, covenants and conditions of this Lease applicable thereto, including, without limitation, those set forth in this Paragraph. In the event the Lessee defaults or remains in possession of the Demised Premises or any part thereof after the expiration of the tenancy-at-will created hereby then the Lessee's occupancy shall be deemed a tenancy-at-sufferance and not a tenancy-at-will.

18. EXCUSABLE DELAY: Whenever Lessor or Lessee is required by the provisions of this Lease to perform an obligation (other than for the payment of money) or any work and Lessor or Lessee, as the case may be, is prevented from doing so by reason of an Excusable Delay (as hereinafter defined), Lessor or Lessee, as the case may be, shall be temporarily relieved of its obligation to so perform, provided it promptly notifies the other party of the specific delay and exercises due diligence to remove or overcome it. The words "Excusable Delay" shall mean any delay due to strikes, lockouts or other labor or industrial disturbance; civil disturbance; future order of any government, court or regulatory body claiming jurisdiction; act of the public enemy; war, riot, sabotage, blockage or embargo; unforeseen physical (including environmental) conditions; failure or inability to secure (i) materials (or their reasonable substitutes), (ii) supplies (or their reasonable substitutes); or (iii) labor through ordinary sources; regulation or order of any government or regulatory body; lightning, earthquake, fire, storm, hurricane, tornado, flood, washout or explosion, (iii) the existence of a sewer moratorium or other development moratorium or similar event or objection by any person or entity to the development or construction of the Demised Premises, which would prohibit, or materially and adversely interfere with or impair the Lessor's timely ability to
(a) obtain all final, unappealable permits, licenses or approvals required by all governmental authorities having jurisdiction over the Building, the Addition and the Demised Premises or (b) construct the Addition or the Demised Premises in accordance with the plans and specifications approved by the Lessor and the Lessee (items (a) and (b) above being hereinafter collectively referred to as a "Permit Delay") (iv) or act or omission of the other party which prevents the party responsible for performing from complying, or which materially and adversely interferes with the ability of the party required to perform to comply with, an obligation under this Lease on Lessor's or the Lessee's part to be performed, as the case may be. Any time limits required to be met by Lessor hereunder, whether specifically made subject to Excusable Delay or not, except those related to the provision of insurance shall, unless specifically stated to the contrary elsewhere in this Lease, be automatically extended by the number of days by which any performance called for is delayed due to Excusable Delay. Lessee shall, in no event, have any right to terminate this Lease, abate Base Rent or Additional Rent or assert a claim of partial or total actual or constructive eviction because of any failure by Lessor to perform any obligation or work required to be performed under this Lease, if such failure occurs by reason of Excusable Delay. In no event, however, shall an Excusable Delay be applicable to any obligation of Lessee to pay Rent or Additional Rent hereunder, to pay any other sum of money required to be paid hereunder or to provide any insurance required to be provided hereunder.

19. DESTRUCTION: In the event the Demised Premises are damaged by fire, earthquake, enemy, act of God or the elements or other casualty, the Lessor, unless it shall otherwise elect as hereinafter provided, shall repair the same with reasonable dispatch after written notice of the damage. Nothing contained in this Lease shall require Lessor to restore, replace or repair leasehold improvements, inventory, chattel, signs, contents, fixtures, trade fixtures or personalty of Lessee. If such damage is so extensive as to render the Demised Premises untenantable, but nevertheless the Demised Premises are repaired by the Lessor, then the Rent (but not Additional Rent) shall be abated to an extent corresponding with the time during which and the extent to which said Demised Premises may have been untenantable. If such repairs, however, are delayed because of the Lessee's failure to adjust the Lessee's own insurance claim, no rental reduction shall be allowed beyond a reasonable time allowed for such adjustment. The Lessor shall have the right to determine, within thirty
(30) days after destruction, whether to demolish and not rebuild or reconstruct the Demised Premises and, in the event of such decision by the Lessor to so demolish, then, upon notice given by the Lessor to the Lessee, this Lease shall terminate on a date to be specified in such notice as if that date had been originally fixed as the expiration date of the Term of the Lease herein demised and the Rent and/or Additional Rent shall be adjusted as of the time of the occurrence of such damage or destruction. If during said 30-day time period, Lessor elects to demolish, rebuild or restore the Demised Premises, the Demised Premises shall be repaired, rebuilt or restored within two hundred and seventy
(270) days after destruction. During the period of restoration or reconstruction, the Lessor shall use commercially reasonable efforts to provide substitute space for the Lessee in either Rotterdam Industrial Park or Scotia-Glenville Industrial Park, provided such relocation shall be at the sole cost and expense of the Lessee. Any cancellation or termination of Lease does not release Lessee from any liability in connection with any fire or casualty. Lessor is not responsible for delays due to settling insurance claims, obtaining estimates, labor and supply problems or any other cause not fully under Lessor's control. Lessee hereby waives the provisions of Section 227 of the Real Property Law or any other law or statute hereafter enacted of similar import and agrees that the foregoing provisions of this Paragraph shall govern and control in lieu thereof. The Lessee shall give immediate notice to the Lessor in case of such damage or destruction.

20. CONDEMNATION: If the whole or a portion of the Demised Premises shall be taken for any public or quasi-public use by right of eminent domain, with or without litigation, or transferred by agreement or purchase in connection with such public or quasi-public use, the Lease at the option of the Lessor shall terminate as of the date title shall vest in the condemnor. If any part of the Demised Premises shall be so taken as to render the remainder thereof unusable for the purposes for which the Demised Premises were leased, in Lessee's reasonable opinion, then the Lessee shall have the right to terminate this Lease as hereinafter provided. Upon any such taking, with or without a termination of this Lease, all compensation awarded shall belong and be paid to the Lessor and the Lessee shall have no claim thereto, except that the Lessee shall have the right to apply for reimbursement from the condemning authority for moving expenses, the expense of removal of Lessee's trade fixtures and loss of Lessee's business good will, provided same does not impair, affect or reduce Lessor's award. The Lessee hereby irrevocably assigns, transfers, releases and sets over to the Lessor any right to compensation for damages to which the Lessee may become entitled during the Term of the Lease hereof by reason of such condemnation or taking (except as otherwise expressly provided in the preceding sentence). In the event that upon such taking there shall be no termination of this Lease by either party, this Lease shall continue for the balance of its Term of the Lease as to the part of the Demised Premises remaining. In such event the Rent payable by the Lessee to the Lessor shall be reduced pro rata in the proportion in which the area of the Demised Premises so taken bears to the area of the Demised Premises before such taking, and all other liabilities of the Lessee hereunder shall remain unaffected. If upon such taking this Lease shall not terminate and shall continue as herein provided, the Lessor shall at its own cost and expense restore the remaining portion of the Demised Premises to the extent necessary to render it useable for the purposes for which it was leased and shall make all repairs to the Demised Premises to the extent necessary to constitute the building a complete architectural unit, provided that such work shall not exceed the scope of construction existing immediately prior to such taking and the cost of such restoration shall not exceed the proceeds of the condemnation award less the Lessor's expenses in securing such award. Termination of this Lease by either party under the provisions of this Paragraph shall be effected by the delivery of a thirty (30) day notice by such party to the other.

21. SALE OF PREMISES: In the event of a sale or conveyance by the Lessor of all or any part of the Lessor's estate containing the Demised Premises, upon written assumption by such transferee the same shall operate to release the Lessor from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of the Lessee, and in such event the Lessee agrees to look solely to the responsibility of the successor in interest of the Lessor.

22.   ESTOPPEL: At either party's request, the other party agrees, within ten
(10) days after
receipt, to execute a lease estoppel certificate stating, if such be accurate, that:

      a. The Lease is unmodified (or if modified, setting forth the dates of such modifications) and in full force and effect;
      b. The term of the Lease has begun and Rent payable under the Lease is accruing;
      c. No notice of default or termination of the Lease has been served on Lessee under the terms of the Lease;
      d. To the best of Lessee's knowledge, neither it nor the Lessor are in default in any way under the Lease.
      e. Certifying with respect to such other information with respect to this Lease and Lessee's occupancy of the Demised Premises as Lessor shall reasonably request.

23. SUBORDINATION: This Lease shall be subordinate and subject to all ground and underlying leases and to any first mortgages thereon and to any mortgages covering the fee of the Demised Premises, and to all renewals, consolidations, amendments, modifications or replacements thereof, provided, however, that with respect to any mortgage, no later than the Commencement Date and, with respect to any future mortgage, on or before the effective date thereof, Lessor shall obtain from its mortgagee a written agreement with Lessee in substantially the form attached hereto and marked Exhibit F. If the mortgagee or any successor in interest shall succeed to the rights of the Lessor under this Lease, whether through possession, surrender, assignment, subletting, judicial or foreclosure action, or delivery of a deed or otherwise, Lessee shall attorn to and recognize each successor-lessor as Lessee's lessor and the successor-lessor will accept such attornment and recognize Lessee's rights of possession and use of the Demised Premises in accordance with the provisions of this Lease. This clause shall be self-operative and no further instrument of attornment or recognition shall be required. Provided the applicable mortgagee delivers to the Lessee a non-disturbance agreement in the form described above, upon a foreclosure or deed in lieu thereof (or termination of any such ground lease), this Lease shall be subject and subordinate to the provisions, operations and effect of said lien.

24. SIGNS: The Lessee may inscribe, paint or affix any signs, placards or advertisements on the exterior or roof of the Demised Premises or upon entrance doors, windows or upon any adjoining or appurtenant lands, provided same complies with all applicable ordinances, local laws, orders, rules or regulations of the municipality having jurisdiction thereof, and provided further that, prior to erecting any such signs, placards or advertisements, Lessee shall furnish Lessor with written notice, together with plans and specifications detailing any such signs, placards or advertisements. Any such sign, placard or advertisement so placed upon the Demised Premises shall be removed by the Lessee at the termination of this Lease and the Lessee shall repair any damage or injury to the Demised Premises caused thereby, and upon the failure of the Lessee to comply herewith, the Lessor may have the same removed and the Lessee shall be liable to the Lessor for the expense thereof.

25. ENTIRE AGREEMENT, WAIVER: This instrument contains all the agreements and conditions made between the parties hereto and may not be modified, changed or terminated in whole or in part orally or in any manner other than by agreement in writing signed by the parties hereto or their respective successors in interest. The receipt of Rent and/or Additional Rent by the Lessor, with knowledge of any breach of this Lease by the Lessee or of any default on the part of the Lessee in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease. If the Lessee makes any payment of any amount less than that due hereunder, the Lessor without notice may accept the same as a payment on account; the Lessor shall not be bound by any notation on any check involving such payment nor any statement in any accompanying letter. No failure on the part of the Lessor to enforce any covenant or provision herein contained, nor any waiver of any right thereunder by the Lessor, unless in writing, shall discharge or invalidate such covenant or provision or affect the right of the Lessor to enforce the same in the event of any subsequent breach or default. The receipt by the Lessor of any rent or any other sum of money or any other consideration hereunder paid by the Lessee after the termination, in any manner, of the term herein demised, or after the giving by the Lessor of any notice hereunder to effect such termination, shall not reinstate, continue or extend the term herein demised, or destroy, or in any manner impair the efficacy of any such notice of termination as may have been given hereunder by the Lessor to the Lessee prior to the receipt of any such sum of money or other consideration, unless so agreed to in writing and signed by the Lessor. Neither acceptance of the keys nor any other act or thing done by the Lessor or any agent or employee of the Lessor during the term herein demised shall be deemed to be an acceptance of a surrender of said Demised Premises, excepting only an agreement in writing signed by the Lessor accepting or agreeing to accept such a surrender. Any right herein granted to the Lessor to terminate this Lease shall apply to any extension or renewal of the term herein demised, and the exercise of any such right during the term herein demised shall terminate any extension or renewal of the term herein demised, and any right on the part of the Lessee thereto. No act or conduct of any nature or character on the part of the Lessor or its agents, servants or employees other than by an agreement in writing signed by the Lessor shall be construed as a waiver of the provisions of this Paragraph irrespective of any circumstances existing at the time of such act or conduct.

26. NOTICE: Any notice, request or demand under this Lease shall be in writing and shall be considered properly delivered upon receipt when addressed as hereinafter provided, and (a) served personally, (b) sent by registered or certified mail (return receipt requested) and deposited in a United States general or branch post office, (c) sent by a private express mail carrier with a bill of lading and evidence of receipt or (d) sent by telecopy transmission with a confirmation generated from such telecopy equipment followed by a copy sent by one of the other methods described in (a) through (c) above. Any notice, request or demand by Lessee to Lessor shall be addressed to Lessor at:

                  SELKIRK VENTURES, LLC
                  695 Rotterdam Industrial Park
                  Schenectady, New York 12306
                  Attn. David M. Buicko

                  With copies to:

                  Steven K. Porter, General Counsel
                  695 Rotterdam Industrial Park
                  Schenectady, New York 12306

      until otherwise directed in writing by Lessor and, if requested in writing by Lessor, simultaneously served on or sent to Lessor's first mortgagee at the address specified in such request. Any notice, request or demand by Lessor to Lessee shall be addressed to Lessee at:

                  Daisytek, Incorporated
                  c/o Daiseytek International Corporation
                  1025 Central Expressway South
                  Suite 200
                  Allen, Texas  75013
                  Attn: Michael Bishoff

                  With a copy to:

                  Munsch Hardt Kopf & Harr, P.C.
                  4000 Fountain Place
                  1445 Ross Avenue
                  Dallas, Texas  75202
                  Attn: A. Michael Hainsfurther, Esq.


      until otherwise directed in writing by Lessee. Rejection or other refusal to accept a notice, request or demand or the inability to deliver the same because of a changed address of which no notice was given shall be deemed to be receipt of the notice, request or demand sent.

27. FINANCIALS: In the event that the shares of stock of Lessee no longer trade on any public stock exchange, Lessor may from time to time during the remainder of the Term of the Lease, but not more often than annually, have the right to request, and the Lessee shall thereafter promptly provide, current financials from the Lessee.

28. BROKERAGE: Lessee warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiations except Cushman & Wakefield, Inc. Lessee shall indemnify and hold Lessor harmless from any cost, expense or liability (including cost of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Lessee. Lessor agrees to pay a real estate commission pursuant to the Real Estate Brokerage Commission Agreement dated January 30, 2002, by and between Lessor and Cushman & Wakefield, Inc.

29. CONTINGENCY: IT IS UNDERSTOOD BY THE PARTIES HERETO THAT THE LESSOR'S INTEREST IN THE REAL PROPERTY IS THAT OF A CONTRACT VENDEE AND THAT THE PARTIES' OBLIGATIONS HEREUNDER ARE CONTINGENT UPON THE LESSOR ACQUIRING TITLE TO THE REAL PROPERTY. IF LESSOR SHALL FAIL TO ACQUIRE THE REAL PROPERTY BY MAY 1, 2002, THEN LESSEE SHALL HAVE THE RIGHT TO TERMINATE THIS LEASE UPON WRITTEN NOTICE RECEIVED BY THE LESSOR WITHIN FIVE (5) BUSINESS DAYS THEREAFTER .

30.   MISCELLANEOUS:

      (A) References. All personal pronouns used in this Lease, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. The use herein of the word "including" or "include" when following any general statement, term or matter shall not be construed to limit such statement, term or matters to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation", or "but not limited to," or words of similar import) is used with reference thereto. All references, if any, to "mortgage" and "mortgagee" shall include deeds of trust and beneficiaries under deeds of trust, respectively. All Exhibits and Riders (if any) referenced and attached to this Lease are incorporated in this Lease by this reference. The captions preceding Sections of this Lease have been inserted solely as a matter of convenience, and such captions in no way define or limit the scope or intent of any provision of this Lease.

      (B) Successors and Assigns. The terms, covenants and conditions contained in this Lease shall bind and inure to the benefit of Lessor and Lessee and, except as otherwise provided herein, their respective personal representatives and successors and assigns.

      (C) Severability. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall remain in effect and shall be enforceable to the full extent permitted by law.

      (D) Construction. This Lease shall be governed by and construed in accordance with the laws of the State of New York, without regard for such State's choice of law requirements.

      (E) Delivery for Examination. Delivery of this Lease to Lessee shall not bind Lessor in any manner, and no lease or obligations of Lessor shall arise until this Lease is signed by both Lessor and Lessee and delivery is made to each.

      (F) Lessee Authority. Lessee warrants, covenants and represents that it is duly organized and qualified to do business in the State of New York, and it has the power and authority to enter into this Lease and the person executing this Lease on behalf of Lessee hereby covenants, warrants, and represents that he or she is authorized to enter into this Lease on behalf of Lessee.

      (G) No Construction Against the Preparer of this Lease. This Lease has been prepared by the Lessor and its professional advisors and reviewed by the Lessee and it professional advisors. Lessor, Lessee, and their separate advisors believe that this Lease is the product of all of their efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Lessor or Lessee or against Lessor or Lessee merely because of their efforts in preparing it.

      (H) Personal Jurisdiction. The Lessee hereby submits to personal jurisdiction in the State Courts of the State of New York or any Federal Court sitting therein and consents to the nonexclusive jurisdiction of such court and service of process in any suit being made upon the Lessee by mail at the address set forth herein. The Lessee hereby knowingly, voluntarily and international waives the right to service of process by the CPLR or any other applicable statute.

31. GUARANTY OF LEASE. The Lessee shall cause Daiseytek International Corporation, the Lessee's parent corporation (the "Guarantor"), to execute that certain guaranty of lease attached hereto as Exhibit "G" (the "Guaranty of Lease") contemporaneously with the execution and delivery of this Lease by the Lessee, which Guaranty of Lease evidences the Guarantor's obligations to guarantee the prompt payment and performance of the Lessee's obligations under this Lease. The execution of the Guaranty of Lease by the Guarantor is a material inducement of the Lessor entering into this Lease with the Lessee and the performing of its obligations hereunder.



-signature page follows-

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement the day and year first above written.

WITNESS:                                     SELKIRK VENTURES, LLC


________________________                     By: _______________________________
                                             Name:   David M. Buicko
                                             Title:  Authorized Representative


WITNESS:                                     DAISYTEK, INC.


________________________                     By: _______________________________
                                             Name:
                                             Title:





STATE OF NEW YORK                   )
                                    SS:
COUNTY OF SCHENECTADY               )


      On the ___ day of March , 2002 before me, the undersigned, a notary public in and for said state, personally appeared David M. Buicko personally known to me to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                                                        ________________________
                                                        Notary Public

STATE OF __________________         )
                                    SS:
COUNTY OF ________________          )


      On the ___ day of March, 2002 before me, the undersigned, a notary public in and for said state, personally appeared _________________ personally known to me to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                                                        ________________________
                                                        Notary Public

                                GUARANTY OF LEASE


      FOR VALUE RECEIVED, and in consideration of, and as an inducement for the execution and delivery of the foregoing and attached lease agreement demising the Demised Premises (as defined in the Lease hereinafter defined) in the Town of Bethlehem, Albany County, New York (hereinafter called the "Lease") by SELKIRK VENTURES, LLC, the Lessor therein named (hereinafter called the "Lessor") to DAISYTEK, INCORPORATED., the Lessee therein named (hereinafter called the "Lessee"), the undersigned DAISYTEK INTERNATIONAL CORPORATION, (hereinafter called the "Guarantor") hereby guarantees to the Lessor, its successors and assigns, the full and prompt payment of rent, including, but not limited to, Base Rent (as defined in the Lease), Additional Rent (as defined in the Lease) and any and all other sums and charges payable by the Lessee, its successors and assigns, under said Lease, and further hereby guarantees the full and timely performance and observance of all the covenants, terms, conditions and agreements therein provided to be performed and observed by the Lessee, its successors and assigns; and the Guarantor hereby covenants and agrees to and with the Lessor, its successors and assigns, that if default shall at any time by made by the Lessee, its successors and assigns, in the payment of any such Base Rent, Additional Rent, and any and all other sums and charges payable by the Lessee, its successors and assigns, under said Lease, or if Lessee should default in the performance and observance of any of the covenants, terms, conditions or agreements contained in said Lease, the Guarantor will forthwith pay such rent and such other sums and charges to the Lessor, its successors and assigns, and any arrears thereof, and will forthwith faithfully perform and fulfill all of such terms, covenants, conditions, and agreements, and will forthwith pay to the Lessor all damages that may arise in consequence of any default by the Lessee, its successors and assigns, under said Lease, including without limitation, all reasonable attorney's fees, disbursements incurred by the Lessor or caused by any such default and/or by the enforcement of this Guaranty.

      This Guaranty is an absolute and unconditional guarantee of payment and of performance. This Guaranty is not a collection guaranty. It shall be enforceable against the Guarantor without the necessity of any suit or proceedings on the Lessor's part of any kind or nature whatsoever against the Lessee, its successors and assigns, and without the necessity of any notice of nonpayment, nonperformance or nonobservance or of any notice of acceptance of this Guaranty or of any other notice or demand to which the Guarantor might otherwise be entitled, all of which the Guarantor hereby expressly waives; and the Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall be nowise be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by the Lessor against the Lessee, or against the Lessee's successors and assigns, of any of the rights or remedies reserved to the Lessor pursuant to the provisions of the said Lease or by relief of Lessee from any of Lessee's obligations under this Lease or otherwise (including, but not by way of limitation, the rejection of said Lease in connection with proceedings under the bankruptcy laws now or hereafter in effect).

      This Guaranty shall be a continuing guarantee and the liability of the Guarantor hereunder shall in no way be affected, modified or diminished by reason of any assignment, renewal, modification or extension of the Lease or said Lease, or by reason of any extension of time that may be granted by the Lessor to the Lessee, its successors or assigns or a changed or different use of the Demised Premises consented to in writing by Lessor, or by reason of any dealings or transactions or matters or things occurring between the Lessor and the Lessee, its successors or assigns, whether or not notice thereof is given to the Guarantor.

      The Lessor's consent to any assignment or assignments, and successive assignments by the Lessee and Lessee's assigns of the Lease made either with or without notice to the Guarantor shall in no manner whatsoever release the Guarantor from any liability as Guarantor.

      The assignment by Lessor of the Lease and/or the avails and proceeds thereof made either with or without notice to the Guarantor shall in no manner whatsoever release the Guarantor from any liability as Guarantor.

      All of the Lessor's rights and remedies under the said Lease or under this Guaranty are intended to be distinct, separate and cumulative and no such right and remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others. The obligations of the Guarantor hereunder shall not be released by Lessee's receipt, application or release of security given for the performance and observance and observance of covenants and conditions required to be performed and observed by Lessee under said Lease, nor shall the Guarantor be released by the maintenance of or execution upon any lien which lien which Lessor may have or assert against Lessee and/or Lessee's assets.

      Until all the covenants and conditions in said Lease on the Lessee's part to be performed and observed are fully performed and observed, the Guarantor (a) shall have no right of subrogation against the Lessee by reason of any payments or acts of performance by the Guarantor, in compliance with the obligations of the Guarantor hereunder; (b) waives any right to enforce any remedy which the Guarantor now or hereafter shall have against the Lessee by reason of any one or more payment or acts of performance in compliance with the obligations of the Guarantor hereunder; and (c) subordinates any liability or indebtedness of the Lessee now or hereafter held by the Guarantor to the obligations of the Lessee to the Lessor under said Lease.

      Guarantor hereby submits itself to the jurisdiction of the courts of the state in which the Lease Premises are located, and hereby irrevocably appoints the Lessee, or if Lessee is more than one person than any one of them, the manager, assistant manager and any acting manager of the facility being operated at any time during the term of the Lease at the Demised Premises and (if Lessee is a corporation, trustee or partnership) all persons of the Lessee upon whom service of process may be served for service upon Lessee as its agents for the service of process in any action against Guarantor arising out of this Guaranty. Pursuant to such service, suit may be brought against Guarantor in the county and state in which the Demised Premises are located. This provision does not affect any right to serve process upon Guarantor or in any other manner permitted by law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, without regard for such State's choice of law provision.

      The Guarantor represents to the Lessor that it shall derive substantial financial benefits the Lessee entering into the Lease with the Lessor.

      IN WITNESS WHEREOF, the Guarantor has duly executed this Guaranty as of the ____ day of March, 2002.

                                          DAISEYTEK INTERNATIONAL CORPORATION


                                          By:___________________________________
                                              Name:
                                              Title:


STATE OF __________________      )
                                 SS:
COUNTY OF _________________      )


      On the ___ day of March, 2002 before me, the undersigned, a notary public in and for said state, personally appeared _________________ personally known to me to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                                                        ________________________
                                                        Notary Public